Page 1 of 15 EMPLOYMENT AGREEMENT This EMPLOYMENT AGREEMENT (the "Agreement") is made as of November 21, 2025, the (“Execution Date”) by and between MediaCo Holding Inc., an Indiana corporation (together with its successors and assigns, the "Company"), and Albert Rodriguez ("Employee"), an individual with an address of . RECITALS WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, as the Company's Chief Executive Officer (“CEO”) and President, all upon the terms and conditions set forth herein; and WHEREAS, Employee represents that Employee possesses the necessary skills to perform the duties of this position and that Employee has no obligation to any other person or entity which would prevent, limit or interfere with the Employee’s ability to do so. NOW, THEREFORE, in consideration of the covenants, promises, terms, provisions, conditions, and representations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE 1 TERM OF EMPLOYMENT 1. Employment and Term. The Company hereby agrees to employ Employee, and Employee hereby accepts employment by the Company, on the terms and conditions hereinafter set forth. Employee's term of employment with the Company under this Agreement shall commence on the Effective Date and shall continue until terminated by the Company or Employee pursuant to Section 4 (the "Term"). Employee's employment with the Company shall be on an "at-will" basis, meaning Employee may leave the Company, or the Company may require Employee to leave its employ with the Company, for any reason, at any time, except as otherwise provided by law. ARTICLE 2 EMPLOYMENT AND DUTIES 2.1. Position and Duties. During the Term, the Company shall employ Employee as CEO and President. Employee shall report to the Company's Board of Directors (the "Board"). Employee shall serve as the CEO and President and shall have such duties, authorities and responsibilities as are customarily associated and commensurate with Employee’s position as CEO and President in a public company of similar size and nature, and such other duties and responsibilities as specifically delegated to Employee from time to time by the Board. The Company may change Employee’s position and duties, at any time depending on the Company's business requirements. 2.2 Exclusive Services and Efforts. Employee agrees to devote Employee’s efforts, energies, and skill to the discharge of the duties and responsibilities attributable to Employee’s position and, except as set forth herein, agrees to devote substantially all of Employee’s professional time, attention, skill and efforts to the business and affairs of the Company, and shall perform such duties and responsibilities in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the Company. The Employee may engage in outside business or personal activities, including passive investments or volunteer

Page 2 of 15 work, so long as such activities do not create a conflict of interest or interfere with the Employee’s responsibilities to the Company. Prior approval of the Audit Committee is only required where a potential conflict of interest may exist. Employee shall be entitled to engage in service on the board of directors of up to three (3) not-for-profit organizations, in each case, to the extent such activity or service does not, either individually or in the aggregate conflict with the Company’s interests or interfere with the performance of Employee’s duties and responsibilities to the Company, as determined by the Company in its sole reasonable discretion. 2.3 Compliance with Company Policies. Employee shall be subject to the Company’s bylaws, policies, practices, procedures and rules of the Company, including without limitation, those policies and procedures set forth in the Company's employee manual or handbook (collectively, the “Handbook”). Employee's violation of the terms of the Handbook shall be considered a breach of the terms of this Agreement. 2.4 Location of Employment. Employee’s specific location of employment will be the Company’s headquarters which is located at 48 W 25th Street, Floor 3, New York, NY 10010. However, Employee shall be permitted to work from home in Miami as reasonably determined by Employee and the Company (and work from home arrangements are subject to change in Company’s sole discretion, subject to Company providing Employee reasonable notice of such change). Employee shall report to various company offices as determined by the Company and Employee’s discretion, based on business needs and team requirements. Employee may be required under business circumstances to travel outside of such location in connection with performing Employee’s duties under this Agreement. 2.5 Remote Work. The parties acknowledge that the Employee’s remote work arrangement is an approved and ongoing term of employment. 2.5.1 Designated Remote Location: The Employee must perform all remote work from reasonable location(s) in the contiguous United States conducive for Employee to execute Employee’s responsibilities and duties under terms and conditions of this Agreement (the "Designated Remote Location"). The Employee shall not change the Designated Remote Location without the express, prior written consent of the Company. The Employee must ensure and is solely responsible for ensuring the Designated Remote Location is a secure, private, and ergonomically appropriate workspace that facilitates effective work and communication. 2.5.2 Compliance with Law and Policy: The Employee agrees to comply with all federal, state, and local laws applicable to both the Company’s primary office location and the Designated Remote Location. Any legally permitted costs, liabilities, or complications arising from the Employee's choice of a Designated Remote Location are the sole responsibility of the Employee. 2.5.3 Company Property and Data Security: All work must be performed using Company-provided equipment, and the Employee shall not store Company data on any personal devices unless authorized by the Company. The Employee must adhere strictly to all Company security and data protection policies. The Employee is responsible for ensuring a secure and stable internet connection for protecting Company property from theft, damage, or unauthorized access. 2.5.4 Expenses and Reimbursement: The Company will not reimburse the Employee for routine operating expenses associated with remote work, including utilities, insurance, internet service, telephone service, or home office furnishings, provided that the Company’s reimbursement obligation will be for expenses that are ordinary and necessary to the business and/or required to be reimbursed by applicable law, and in accordance with the Company’s standard expense policy. 2.5.5 Availability and Attendance: The Employee must maintain the same core work hours and be as available and responsive as if working in the Company’s office. The Company

Page 3 of 15 reserves the right to require the Employee to report to the Company’s office, or any other location designated by the Company, on reasonable notice for meetings, team building, training, or any other business reason determined by the Company at the sole expense of the Company. Failure to comply with such a request will be considered a breach of this Agreement and may result in disciplinary action, up to and including termination. ARTICLE 3 COMPENSATION AND BENEFITS 3.1 Base Salary. During the Term, the Company shall pay to Employee an annual base salary at a rate of Eight Hundred Fifty Thousand ($850,000) per annum in the first year of the Term; Nine Hundred Thousand ($900,000) per annum in the second year of the Term; and Nine Hundred Fifty Thousand ($950,000) per annum in the third year of the Term ("Base Salary") payable in accordance with the Company’s regular payroll policy for salaried employees. This position is classified as exempt, which means that Employee is not eligible for overtime pay and Employee will be expected to work additional hours outside normal business hours as may be required by the nature of Employee’s work assignments. After the initial three years of the Term, the Compensation Committee of the Board (the "Committee") may increase or decrease the Base Salary, in its sole discretion, taking into account Company and individual performance objectives. If the Employee is terminated for any or no reason, then the Base Salary for any partial contract year will be prorated and paid through the date of termination based on the number of days elapsed in such a contract year during which services were actually performed by Employee, and the Company shall have no further obligation to pay the Employee’s Base Salary following the date of termination. Notwithstanding anything herein to the contrary, the Company shall not be obligated to pay Employee the Base Salary during any period in which Employee has exhausted Employee’s paid time off and is either (a) receiving short-term or long-term disability benefits under any policy or program maintained by the Company, (b) on Family and Medical Leave Act leave, or (c) is unable to perform Employee’s essential job duties by reason of a physical or mental incapacity or disability with or without a reasonable accommodation. 3.2 Discretionary Target Bonus. During the Term, Employee may be eligible to receive a non- guaranteed, discretionary cash bonus of up to sixty percent (60%) of the Base Salary per annum, on terms and conditions as determined by the Committee in its absolute and sole discretion taking into account Company and individual performance objectives (“Incentive Bonus”). This language, any prior year's bonus payment, or any projection of potential earnings shall never be construed as a promise, entitlement, or guarantee of any bonus in the current or future years. The Company may choose to award no bonus at all, even if performance targets are met, and this shall not constitute a breach of this Agreement. Except as set forth in Article 4 below, Employee must remain employed through the end of each calendar year to earn the Incentive Bonus. 3.3 Restricted Stock Units and Performance Stock Units Grant. The Company shall grant to Employee under the Company’s 2025 Equity Compensation Plan (“2025 ECP”): (i) Restricted Stock Units, as defined in the 2025 ECP (“RSUs”) of the Employer’s Class A Common Stock, $0.01 par value (the “Common Stock”) having a value on the grant date (the “Grant Date” as defined below) equal to Two Million Five Hundred Thousand Dollars ($2,500,000), such value to be determined based on average closing price of the Common Stock on the Nasdaq Capital Market for the five (5) trading days preceding the Grant Date, subject to a three-year linear time-based vesting schedule; and (ii) Performance Stock Units as defined in the 2025 ECP (“PSUs”) of the Employer’s Common Stock having a value on the Grant Date equal to Two Million Five Hundred Thousand Dollars ($2,500,000) such value to be determined based on average closing price of the Common Stock on the Nasdaq Capital Market for the five (5) trading days preceding the Grant Date, subject to a three-year linear performance-based vesting schedule, in each case,

Page 4 of 15 in accordance with the terms and conditions set forth in the 2025 ECP and the applicable award agreements thereunder, as approved by the Committee on November 11, 2025. The Grant Date shall mean with respect to the Current Grants the date on which the Current Grant Conditions have been met and with respect to the Additional Grants, the date on which the Additional Grant Conditions have been met, all as set forth in the Resolutions of the Committee of November 11, 2025. For purposes of clarity, the RSUs and PSUs granted hereunder are inclusive of, and not in addition to, all prior equity grants. 3.4 Employee Benefits and Perquisites. 3.4.1 Benefits. Employee shall be entitled to participate in such health, group insurance, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company, subject to Employee's satisfaction of all applicable eligibility conditions of such plans, programs, and arrangements. Nothing herein shall be construed to limit the Company's ability to amend or terminate any employee benefit plan or program in its sole discretion. 3.4.2 Fringe Benefits, Perquisites, and Paid Time Off. During the Term, Employee shall be entitled to participate in all fringe benefits and perquisites made available to other employees of the Company, subject to Employee's satisfaction of all applicable eligibility conditions to receive such fringe benefits and perquisites. In addition, Employee shall be eligible for paid time off ("PTO") per calendar year in accordance with the Company's vacation, sick, and PTO policy. 3.4.3 Reimbursement of Expenses. The Company shall reimburse Employee for all reasonable pre-approved business and travel expenses incurred in the performance of Employee’s job duties, promptly upon presentation of appropriate supporting documentation and otherwise in accordance with and subject to the expense reimbursement policy of the Company. ARTICLE 4 TERMINATION OF EMPLOYMENT 4.1 Basis for Termination. Notwithstanding any other provision in this Agreement to the contrary, the Term and Employee’s employment hereunder shall terminate effective on the date (the “Termination Date”) indicated upon the happening of any of the following events: a. Upon written notice by either Employee or the Company to the other party for any or no reason, in either case subject only to the terms of this Agreement; provided, however, that Employee is required to provide to the Company at least sixty (60) days’ written notice of intent to terminate employment for any reason unless the Company specifies an earlier date of termination; b. Upon (i) the death of Employee, effective immediately on the date of death without any notice; or (ii) upon a determination by the Board, acting in good faith but made in the Board’s sole discretion, that Employee has a physical or mental incapacity or disability which renders Employee unable to perform Employee’s essential job duties under this Agreement with or without reasonable accommodation for a period in excess of ninety (90) days during any twelve-month period hereunder, effective upon the date said determination is communicated in writing to Employee or such later date as specified therein; provided, however, that during any period of disability during which the Employee is receiving compensation under the Company’s short term disability policy, the Company will pay to Employee, minus any applicable taxes and withholdings, an amount equal to the difference between such short term disability payments and Employee’s then current base salary. Company shall not have the right to terminate Employee by reason of disability if such termination would terminate Employee’s receipt of

Page 5 of 15 or right to receive short-term or long-term disability benefits under any policy or program maintained by the Company; provided, further, nothing herein shall give the Company the right to terminate Employee prior to discharging its obligations to Employee, if any, under the Family and Medical Leave Act, the Americans with Disabilities Act, or any other applicable law; c. Upon written notice by Employee to the Board of a material breach by the Company of its obligations under this Agreement (“Good Reason”), within thirty (30) days of such occurrence and such material breach shall have not been cured within thirty (30) days after the Board's receipt of written notice thereof from Employee. Employee's resignation will not be treated as being for Good Reason unless (i) Employee's actual resignation occurs during the two (2) month period following the end of the cure period and (ii) Employee provides such written notice within thirty (30) days of the Good Reason in reasonable detail the facts and circumstances constituting Good Reason; or d. Upon a determination by the Board acting in good faith in the Board’s sole discretion, effective immediately, that there is ground for termination for “Cause.” “Cause” shall mean (i) a breach by Employee of Employee’s fiduciary duties to the Company; (ii) Employee's material negligence or dereliction in the performance of, or failure to perform Employee's duties of employment with the Company, including the refusal to follow the lawful and reasonable instructions of the Board; (iii) Employee's breach of this Agreement, or any other written agreement between Employee and the Company; (iv) Employee has committed or has been indicted on charges or convicted or pleaded guilty or no contest to (A) any crime constituting a felony in the jurisdiction in which committed, (B) any crime involving moral turpitude (whether or not a felony), or (C) any other criminal act involving embezzlement, misappropriation of money, fraud, theft, or bribery (whether or not a felony); (v) willfully, intentionally or negligently engaged in any act or omission that injures, or, in the opinion of the Board, is more likely than not to materially injure the business or reputation of the Company, including but not limited to injury to any director, employee, client or shareholder of the Company; (vi) material impairment of duties, including, but not limited to, illegal or controlled substance abuse or insobriety by Employee; (vii) Employee's refusal or failure to carry out a lawful directive of the Company or the Board pursuant to the Company’s bylaws or applicable charter, or any of their respective designees, which directive is consistent with the scope and nature of Employee's responsibilities; (viii) engagement in a form of discrimination or harassment prohibited by law (including, without limitation, discrimination or harassment based on race, color, religion, sex, national origin, age, disability and/or genetic information); or (ix) any conduct, action or behavior by Employee that is, or is reasonably expected to be, materially damaging to the Company, whether to the business interests, finance or reputation. In addition, Employee's employment shall be deemed to have terminated for Cause if, on the date Employee's employment terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination. 4.2 Compensation After Termination. a. If Employee voluntarily terminates this Agreement pursuant to Section 4.1.a hereof, or the Company terminates Employee under Section 4.1.d, then this Agreement and Employee’s employment with the Company shall terminate and the Company shall have no further obligations hereunder or otherwise with respect to Employee’s employment from and after the termination or expiration date, except that the Company shall pay Employee’s “Accrued Benefits” which shall mean: (i) accrued but unpaid Base Salary through the Termination Date; (ii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the Termination Date; (iii) accrued but unused PTO day and other fringe benefits to which Employee shall be entitled as of the Termination Date. For purposes of clarity, Accrued Benefits does not include any incentive compensation under Sections 3.2, 3.3 or 3.4, and Employee

Page 6 of 15 acknowledges that termination under this subsection 4.2.a. deems Employee to have forfeited any accrued but unpaid or unvested compensation under Sections 3.2, 3.3, and 3.4. b. If the Company terminates Employee’s employment during the Term pursuant to Section 4.1.b(i) hereof, then this Agreement and Employee’s employment with the Company shall terminate and the Company shall have no further obligations hereunder or otherwise with respect to Employee’s employment from and after the termination or expiration date, except that the Company shall pay Employee’s Accrued Benefits and any earned but unpaid Incentive Bonus, if any, for the year preceding the year in which the termination occurred. c. If (i) Employee terminates the employment for Good Reason under Section 4.1.c; (ii) the Company terminates the Employee without Cause under Section 4.1.a; or (iii) the Company terminates the Employee under Section 4.1.b(ii), Employee shall be entitled to receive the Accrued Benefits and any earned but unpaid Incentive Bonus, if any, for the year preceding the year in which the termination occurred and offset against any disability insurance payments with respect to termination under Section 4.1.b(ii). In addition, the Company shall continue to pay Employee’s Base Salary, in accordance with customary payroll practices and subject to applicable withholding and payroll taxes (the "Severance Payments"), for a period of six (6) months (the "Severance Period"); provided, however, that the Severance Payments shall be conditioned upon the execution, non-revocation, and delivery of a general release of claims by Employee, in a form satisfactory to the Company, within forty-five (45) days following the Termination Date. In the event that Employee fails to timely execute and deliver such a release, the Company shall have no obligation to pay Severance Payments under this Agreement. For purposes of clarity, the Company will pay Severance Payments only if the employment of Employee is terminated under Sections 4.1.c, 4.1.a and 4.1.b(ii). 4.3 Post-Termination Obligations a. Return of Company Property. Upon termination of Employee's employment for any reason or under any circumstances, Employee shall promptly return, without copying, any and all of the property of the Company and any affiliates (including, without limitation, all computers, keys, credit cards, identification tags, documents, data, confidential information, work product, and other proprietary materials), and other materials. In its sole discretion, the Company may direct Employee, and Employee agrees to comply with any such direction, to delete or destroy any and all copies of such documents and materials that are not or cannot be returned to the Company that remain in Employee's possession or control. b. Post-Termination Cooperation. Employee agrees and covenants that, following the Term, Employee shall, to the extent requested by the Company, cooperate in good faith with the Company to assist the Company in the pursuit or defense of (except if Employee is adverse with respect to) any claim, administrative charge, or cause of action by or against the Company as to which Employee, by virtue of Employee’s employment with the Company or any other position that Employee holds that is affiliated with or was held at the request of the Company, has relevant knowledge or information, including by acting as the Company's representative in any such proceeding and, without the necessity of a subpoena, providing truthful testimony in any jurisdiction or forum. The Company shall reimburse Employee for Employee’s reasonable out-of-pocket expenses incurred in compliance with this Section. c. Post-Termination Non-Assistance. Employee agrees and covenants that, following the Term, Employee shall not voluntarily assist, support, or cooperate with, directly or indirectly, any person or entity alleging or pursuing or defending against any claim, administrative charge, or cause or action against or by the Company, including by providing testimony or other information or documents, except under compulsion of law. Should Employee be compelled to testify, nothing in this Agreement is intended or shall prohibit Employee from providing complete and truthful testimony. Nothing in this Agreement shall

Page 7 of 15 in any way prevent Employee from cooperating with any investigation by any federal, state, or local governmental agency. 4.4 Termination or Repayment of Severance Payments. In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if Employee violates any provision of this Agreement, including all post-termination obligations of Employee, any obligation of the Company to pay Severance Payments shall be terminated and of no further force or effect, and Employee shall promptly repay to the Company any Severance Payments previously made to Employee, in each case, without limiting or affecting Employee's obligations under this Agreement the Company's other rights and remedies available at law or equity. 4.5 Right of Set Off. In the event of a breach by Employee of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and after ten days prior written notice to Employee, to set off and apply any and all amounts at any time held by the Company on behalf of Employee and all indebtedness at any time owing by the Company to Employee (including, but not limited to cash bonus, equity and accrued benefits) against any and all of the obligations of Employee now or hereafter existing. 4.6 Other Tax Matters. a. Withholding. The Company shall withhold all applicable federal, state, and local taxes, social security and workers' compensation contributions and other amounts as may be required by law with respect to compensation payable to Employee pursuant to this Agreement. Employee shall be liable for all tax consequences of all payments and compensation made hereunder or under any other agreement between Employee and the Company or any affiliate thereof. b. Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein shall either be exempt from, or in the alternative, comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the published guidance thereunder ("Section 409A"). A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered "nonqualified deferred compensation" under Section 409A unless such termination is also a "separation from service" within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a "termination," "Termination Date," or like terms shall mean "separation from service." Notwithstanding any provision of this Agreement to the contrary, if Employee is a "specified employee" within the meaning of Section 409A, any payments or arrangements due upon a termination of Employee's employment under any arrangement that constitutes a "nonqualified deferral of compensation" within the meaning of Section 409A and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A-1 (including without limitation, the short-term deferral exemption or the permitted payments under Treas. Regs. Section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided on the earlier of (a) the date which is six months after Employee's "separation from service" for any reason other than death, or (b) the date of Employee's death. This Agreement may be amended without requiring Employee's consent to the extent necessary (including retroactively) by the Company in order to preserve compliance with Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Employee's compensation and benefits and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Section 409A. c. Separation from Service. After any Termination Date, Employee shall have no duties or responsibilities that are inconsistent with having a "separation from service" within the meaning of Section 409A as of the Termination Date and, notwithstanding anything in the Agreement to the contrary, distributions upon termination of employment of nonqualified deferred compensation may only be made

Page 8 of 15 upon a "separation from service" as determined under Section 409A and such date shall be the Termination Date for purposes of this Agreement. Each payment under this Agreement or otherwise shall be treated as a separate payment for purposes of Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement which constitutes a "nonqualified deferral of compensation" within the meaning of Section 409A and to the extent an amount is payable within a time period, the time during which such amount is paid shall be in the discretion of the Company. d. Reimbursements. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A. To the extent that any reimbursements are taxable to Employee, such reimbursements shall be paid to Employee on or before the last day of Employee's taxable year following the taxable year in which the related expense was incurred. Reimbursements shall not be subject to liquidation or exchange for another benefit and the amount of such reimbursements that Employee receives in one taxable year shall not affect the amount of such reimbursements that Employee receives in any other taxable year. e. Parachute Payments. If any payment, benefit, or distribution of any type to or for the benefit of Employee, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Agreement or otherwise (collectively, the "Parachute Payments") would (as determined by the Company) subject Employee to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), the Parachute Payments shall be reduced so that the maximum amount of the Parachute Payments (after reduction) shall be one dollar less than the amount which would cause the Parachute Payments to be subject to the Excise Tax. The Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash Parachute Payments that do not constitute deferred compensation within the meaning of Section 409A, then by reducing or eliminating any other Parachute Payments that do not constitute deferred compensation within the meaning of Section 409A, then by reducing or eliminating all other Parachute Payments that do constitute deferred compensation within the meaning of Section 409A, beginning with those payments last to be paid, subject to and in accordance with all applicable requirements of Section 409A. ARTICLE 5 NON-COMPETITION, NON-SOLICITATION AND NON-DISPARAGEMENT 5.1 Non-Competition. During the Term and, for a period of six (6) months following the Termination Date (the "Non-Compete Period"), Employee will not, and will cause Employee’s affiliates not to, directly or indirectly, through or in association with any third party, in any territory which the Company operates as of the time Employee is no longer employed by, consulting for, serving as a board member of, or no longer otherwise works for, the Company, (i) participate or engage in, market, sell, or provide any business, activity, products or services which are the same or similar to or otherwise competitive with the business, activity, products and services sold or provided by the Company or (ii) own, acquire, or control any interest, financial or otherwise, in a third party or business or manage, participate in, consult with, render services for or otherwise, any business, that in each case is engaged in selling or providing the same, similar or otherwise competitive services or products which the Company is selling or providing, other than ownership of one percent or less of the equity of a publicly traded company, whether as an individual on Employee’s account or as an employee, consultant, contractor, officer, director, shareholder, partner, member, joint venturer, representative, agent or equity owner of any business entity. The parties agree that this covenant is intended solely to protect the Company’s confidential financial and strategic information and customer relationships, and shall not restrict Employee’s ability to practice as a certified public accountant or accept employment in industries outside of media and entertainment.

Page 9 of 15 5.2 Non-Solicitation. Beginning on the date hereof and through the date that is one year following the Termination Date (the "Non-Solicit Period"), Employee will not, and will cause Employee’s affiliates not to, directly or indirectly, through or in association with any third party (1) call on, solicit, or service, engage or contract with, or take any action which may interfere with, impair, subvert, disrupt, or alter the relationship, contractual or otherwise, between the Company and any current or prospective customer, supplier, distributor, developer, service provider, licensor, or licensee or other material business relation of the Company, (2) divert or take away the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished, or sold by the Company) of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of the Company or (3) attempt to do any of the foregoing, either for Employee's own purposes or for any other third party. During the Non-Solicit Period, Employee will not, and will cause Employee’s affiliates not to, directly or indirectly, through or in association with any third party (1) solicit, induce, recruit, or encourage any employees or independent contractors of or consultants to the Company to terminate their relationship with the Company or take away or hire such employees, independent contractors, or consultants while such person(s) is employed or engaged by the Company and for three (3) months after the termination of such person’s employment or engagement with the Company, or (2) attempt, encourage or induce any of the foregoing, either for Employee's own purposes or for any other third party. 5.3 Non-Disparagement. Employee agrees that, during the Term and at any time thereafter, Employee will not make, or cause to be made, any statement, observation, or opinion, or communicate any information (whether oral or written), to any person other than a member of the Board, that disparages the Company or is likely in any way to harm the business or the reputation of the Company, or any of its former, present, or future managers, directors, officers, members, stockholders, or employees. 5.4 Notification. Employee authorizes the Company to notify others, in a non-disparaging and reasonable manner, including but not limited to, the Company’s customers and any future employer of Employee concerning the terms of this Agreement and Employee’s responsibility hereunder. ARTICLE 6 CONFIDENTIALITY 6.1 Representations. Employee acknowledges that: (i) the Confidential Information (as hereinafter defined) is a valuable, special, and unique asset of the Company, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to the Company; (ii) Employee is in a position of trust and subject to a duty of loyalty to the Company, and (iii) by reason of Employee’s employment and service to the Company, Employee will have access to the Confidential Information. Employee, therefore, acknowledges that it is in the Company's legitimate business interest to restrict Employee's disclosure or use of Confidential Information for any purpose other than in connection with Employee's performance of Employee's duties for the Company, and to limit any potential misappropriation of such Confidential Information by Employee. 6.2 Nondisclosure/Nonuse. Employee will not disclose or use at any time, either during the Term or thereafter, any Confidential Information (as hereinafter defined) of which Employee is or becomes aware, whether or not such information is developed by Employee, except to the extent that such disclosure or use is directly related to and required by Employee's performance in good faith of duties assigned to Employee by the Company or has been expressly authorized by the Board; provided, however, that this sentence shall not be deemed to prohibit Employee from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an "Order"); provided, further, however, that (i) Employee agrees to provide the Company with prompt written notice of any such Order and to assist the Company, at the Company's expense, in asserting any legal challenges to or appeals

Page 10 of 15 of such Order that the Company in its sole discretion pursues, and (ii) in complying with any such Order, Employee shall limit Employee’s disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Employee will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and theft. Employee shall deliver to the Company at the Termination Date, or at any time the Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company which Employee may then possess or have under Employee’s control. 6.3 Confidential Information. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed, or obtained by the Company in connection with its business, including, but not limited to, information, observations, and data obtained by Employee while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products, product ideas or services, (iii) fees, costs and pricing structures and other financial information, (iv) designs, (v) analyses and forecasts, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications, program listings, source codes and algorithms,(viii) systems, flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and all information with respect to such persons) and customer or client lists, (xiii) suppliers (and all information with respect to such persons) or supplier lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology, and trade secrets, (xvi) marketing plans and strategies, and (xvii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date Employee proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination. ARTICLE 7 PROPRIETARY INFORMATION AND INVENTIONS 7.1 Property. Employee agrees that all Confidential Information and all patents, copyrights, trademarks, inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment, and all similar or related information and materials (whether patentable or unpatentable) (collectively, "Inventions") which relate to the Company's actual or anticipated business, research and development, or existing or future products or services and which are conceived, developed, or made by Employee (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed (and thereafter if and to the extent such Inventions result from any work performed for the Company, any use of the Company's premises or property or any use of the Company's Confidential Information) by the Company (including those conceived, developed, or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, brands, tradename and service mark applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the "Work Product"), belong in all instances to such member of the Company. Employee will promptly disclose such Work Product to the Company during the Term and for six (6) months thereafter and perform all actions reasonably requested by the Company (whether during or after the Term) to establish and confirm the Company's ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents,

Page 11 of 15 powers of attorney, and other instruments) and to provide reasonable assistance to the Company (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, brands, trade names, service marks, or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Employee recognizes and agrees that Inventions and Work Product, to the maximum extent permitted by law, constitute “works made for hire” and are the exclusive property of the Company, and all right, title, and interest in the Work Product vests in the Company. To the extent Work Product is not works for hire, the Work Product, and all of Employee's right, title, and interest in Work Product, including without limitation every priority right, is hereby assigned to the Company. 7.2 Cooperation. Employee shall, during the Term and at any time thereafter, assist and cooperate fully with the Company in obtaining for the Company the grant of letters patent, copyrights, and any other intellectual property rights relating to the Work Product in the United States and/or such other countries as the Company may designate. With respect to Work Product, Employee shall, during the Term and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to the Company and take all such other appropriate lawful actions as the Company requests that are necessary to establish the Company's ownership of such Work Product. Employee will not assert or make a claim of ownership of any Work Product, and Employee will not file any applications for patents or copyright or trademark registration relating to any Work Product. 7.3 No Designation as Inventor; Waiver of Moral Rights. Employee agrees that the Company shall not be required to designate Employee as the inventor or author of any Work Product. Employee hereby irrevocably and unconditionally waives and releases, to the extent permitted by applicable law, all of Employee's rights to such designation and any rights concerning future modifications to any Work Product. To the extent permitted by applicable law, Employee hereby waives all claims to moral rights in and to any Work Product. 7.4 Pre-Existing and Third-Party Materials. Employee will not, in the course of employment with the Company, incorporate into or in any way use in creating any Work Product any pre-existing invention, improvement, development, concept, discovery, works, or other proprietary right or information owned by Employee or in which Employee has an interest without the Company's prior written permission. Employee hereby grants the Company a nonexclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use, sell, copy, and distribute, and to use or exploit in any way and in any medium, whether or not now known or existing, such item as part of or in connection with such Work Product. Employee will not incorporate any invention, improvement, development, concept, discovery, intellectual property, or other proprietary information owned by any party other than Employee into any Work Product without the Company's prior written permission. 7.5 Attorney-in-Fact. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and on Employee's behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark, and mask work registrations with the same legal force and effect as if executed by Employee, if the Company is unable because of Employee's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Employee's signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademark registrations covering the Work Product owned by the Company pursuant to this Section. ARTICLE 8 GOVERNING LAW AND ARBITRATION

Page 12 of 15 8.1 Governing Law; Arbitration. This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York, without giving effect to any choice of law rules or other conflicting provision or rule that would cause the laws of any jurisdiction to be applied; and except as provided in this Article 8, the Company and Employee hereby consent and submit to the exclusive jurisdiction and venue of any state or federal court located in Southern District of New York, New York, for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement; provided, further, that the following provisions shall be governed by the Federal Arbitration Act: a. Arbitration of Disputes. To the fullest extent permitted by applicable law, any dispute or controversy arising under or in connection with this Agreement of any kind (e.g., whether in contract or in tort, statute or common law, legal or equitable) now existing or hereafter arising under any federal, state, local or foreign law, shall be settled exclusively by arbitration, in accordance with the rules of the American Arbitration Association. For the avoidance of doubt, it is understood and agreed that this Agreement to arbitrate includes any and all claims and disputes, including, without limitation, as to arbitrability, with respect to Employee's employment with the Company or the termination of such employment, including, without limitation, any claim for alleged discrimination, harassment, or retaliation on the basis of race, sex, color, national origin, sexual orientation, age, religion, creed, marital status, veteran status, alienage, citizenship, disability or handicap, or any other legally protected status, and any alleged violation of any federal, state, or other governmental law, statute or regulation, including, but not limited to, any alleged violation of Title VII of the Civil Rights Act of 1964, other civil rights statutes including, without limitation, 42 U.S.C. § 1981, 42 U.S.C. § 1982, and 42 U.S.C. § 1985, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Sarbanes-Oxley Act, or any state or local law, statute or regulation, as such statutes, laws, and regulations are amended. Judgment may be entered on the arbitrator's award in any court having jurisdiction. b. Procedures; Enforcement. The arbitration hearing shall commence within ninety calendar days after a single, neutral arbitrator is selected, unless Company and Employee mutually agree to extend this time period. The arbitration shall take place in New York. The arbitrator will have full power to give directions and make such orders as the arbitrator deems just, and to award all remedies that would be available in court. Nonetheless, the arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement. The arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator's award or decision is based within thirty days after the conclusion of the arbitration hearing. The award rendered by the arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered or vacated in any court of competent jurisdiction. c. Cost Allocation. In the event of any contest or dispute relating to this Agreement or the termination of Employee's employment hereunder, each of the parties shall bear its own costs and expenses. Any arbitrator or arbitration process fee shall be governed by applicable law. 8.2 Voluntary Execution. Employee acknowledges that before agreeing to participate in this Agreement, Employee has had the opportunity to consult with any attorney or other advisor of Employee’s choice, and has been advised to do so by the Company. Employee further acknowledges that Employee has agreed to enter into this Agreement of Employee’s own free will, and that no promises or representations have been made to Employee by any person to induce Employee to enter into this Agreement other than the express terms set forth herein. Employee further acknowledges that Employee has read and understands this Agreement, including any waiver of rights set forth herein, is competent and of sound mind to execute this Agreement, is fully aware of the legal effect of this Agreement.

Page 13 of 15 ARTICLE 9 MISCELLANEOUS 9.1 Enforcement of Restrictive Covenants. Because Employee's services are special, unique, and extraordinary and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of Sections 5, 6 or 7 of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company, or any of its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of such provisions (without posting a bond or other security). 9.2 Assurances by Employee. Employee represents and warrants to the Company that Employee may enter into and fully perform all of Employee’s obligations under this Agreement and as an employee of the Company without breaching, violating, or conflicting with (i) any judgment, order, writ, decree, or injunction of any court, arbitrator, government agency, or other tribunal that applies to Employee or (ii) any agreement, contract, obligation, or understanding to which Employee is a party or may be bound. 9.3 Publicity. During the Term and for a six (6) month period thereafter, Employee hereby irrevocably consents to any and all uses and displays of the Employee's name, voice, likeness, image, appearance, and biographical information by the Company and its agents, representatives, and licensees for legitimate commercial or business purposes of the Company. 9.4 Notices. Except as otherwise specifically provided herein, any notice, consent, demand, or other communication to be given under or in connection with this Agreement shall be in writing and shall be deemed duly given when delivered personally, when transmitted by facsimile transmission, one day after being deposited with Federal Express or other nationally recognized overnight delivery service, or three (3) days after being mailed by first class mail, charges or postage prepaid, properly addressed, if to the Company, at its principal office at 48 W 25th Street, Floor 3, New York, NY 10010 and, if to Employee, at Employee’s address set forth following Employee’s signature below. Either party may change such address from time to time by notice to the other. Only while Employee is still employed with the Company, notices may also be provided to Employee at Employee’s Company email address and to the Company at the Company email address of the Chief Executive Officer, the Chief Legal Officer/General Counsel, and the human resources director, and shall be deemed duly given when received by the applicable individual. 9.5 Amendments; Waivers. This Agreement may not be modified or amended or terminated except by an instrument in writing, signed by Employee and a duly authorized representative of the Company (other than Employee). By an instrument in writing similarly executed (and not by any other means), either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. To be effective, any written waiver must specifically refer to the condition(s) or provision(s) of this Agreement being waived. 9.6 Inconsistencies. To the extent not prohibited by law, in the event of any inconsistency between any provision of this Agreement and any provision of any Company arrangement, the provisions of this Agreement shall control, unless Employee and the Company otherwise agree in a writing that expressly refers to the provision of this Agreement that is being waived.

Page 14 of 15 9.7 Assignment. Employee may not assign this Agreement and any attempted assignment shall be null and void. The Company may assign any of its rights or obligations under this Agreement to any person, business or entity that is the successor to the Company’s business under applicable law, but such assignment shall not waive, diminish or impair the Company’s obligations hereunder unless properly assigned to a successor entity. The obligations of Employee hereunder shall be binding upon Employee's heirs, administrators, executors, assigns, and other legal representatives. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Company's successors and assigns. 9.8 Headings. The headings and other captions of articles, sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement. 9.9 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. 9.10 Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties shall survive any termination of Employee's employment. 9.11 Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction or arbitrator to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. 9.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Signatures delivered by facsimile or PDF shall be effective for all purposes. 9.13 Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior or contemporaneous offer letters, negotiations, correspondence, understandings and agreements between the parties, regarding the subject matter of this Agreement. 9.14 Effective Date. The terms, covenants, rights, and obligations set forth herein shall be fully effective as of September 4, 2025 (the "Effective Date"). The parties hereby ratify and confirm all actions taken by them pursuant to the terms of this Agreement between the Effective Date and the Execution Date. [signature page to follow]